AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              ON SEPTEMBER 14, 2004

                                                   REGISTRATION NO. 333-04149
==============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 -----------------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ONE LIBERTY PROPERTIES, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              MARYLAND                                13-3147497
  --------------------------------         --------------------------------
  (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)               Identification No.)

                               60 Cutter Mill Road
                           Great Neck, New York 11021
                                 (516) 466-3100
         ---------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Mark H. Lundy, Esq.
                          Vice President and Secretary
                          One Liberty Properties, Inc.
                               60 Cutter Mill Road
                           Great Neck, New York 11021
                                 (516) 466-3100
         ---------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              Simeon Brinberg, Esq.
                               60 Cutter Mill Road
                              Great Neck, NY 11021
                                 (516) 773-2750
                 -----------------------------------------------

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
 Title of each class of securities         Amount to be   Proposed maximum offering      Proposed maximum             Amount of
         to be registered                   registered        price per share (1)     aggregate offering price (1) registration fee
----------------------------------------- --------------  -------------------------  ----------------------------  ----------------

Common Stock, par value $1.00 per share      161,570                 N/A                         N/A                     N/A
----------------------------------------- --------------  -------------------------  ---------------------------- ----------------

(1) No additional securities are being registered, and the registration fee was paid upon filing of the original Registration Statement on Form S-3 on May 20, 1996. The 161,570 shares represent the balance of the shares registered pursuant to the original Registration Statement and available for issuance under the Distribution Reinvestment Plan.




PROSPECTUS
----------

                          ONE LIBERTY PROPERTIES, INC.

                         DISTRIBUTION REINVESTMENT PLAN

                         161,570 Shares of Common Stock
                         ------------------------------


         Our Distribution Reinvestment Plan provides all owners of record of 100 shares or more of our common stock, par value $1.00 per share, with a convenient method to reinvest cash distributions in newly-issued shares of our common stock without fees of any kind, at a 5% discount from the market price. Shares will be purchased directly from us. No open market purchases will be made.

         Stockholders of record owning at least 100 shares of common stock who elect to participate in the plan have the following options to purchase shares issued under the plan:

         FULL DISTRIBUTION REINVESTMENT - Reinvestment of cash distributions on all shares of common stock held.

         PARTIAL DISTRIBUTION INVESTMENT - Reinvestment of cash distributions on at least 100 shares of common stock, but less than all shares held while continuing to receive cash distributions on the other shares.

         Cash distributions on shares issued under the plan are always automatically reinvested to purchase additional shares under the plan. The amount of any cash distributions reinvested will, in each case, occur after any reduction necessary to comply with any applicable income tax withholding requirements.

         Beneficial owners of common stock whose shares are registered on our stockholder records in names other than their own, by brokers, banks or other nominees may become participants only if the shares of common stock they wish to enroll in the plan are transferred to their own names, if their nominees register separate accounts for the beneficial owners on our stockholder records or if their nominees have other procedures in place that are satisfactory to us for their customers to participate in dividend reinvestment plans.

         We will pay all expenses of the plan. A description of the plan is set forth in this prospectus under the caption "Distribution Reinvestment Plan." A participant in the plan may withdraw at any time with proper advance notice. Stockholders who do not wish to participate in the plan will continue to receive cash distributions as declared and paid.

         Our common stock is listed on the New York Stock Exchange under the symbol "OLP." The purchase price of shares purchased under this plan will be 95% of the average of the high and low sales prices of our common stock on the New York Stock Exchange on the reinvestment date. On September 13, 2004, the last reported sales price of our common stock on the New York Stock Exchange was $18.40 per share.

         This prospectus should be retained for future reference.

                           ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



               The date of this Prospectus is September 14, 2004.

                                TABLE OF CONTENTS


SUMMARY...............................................................3


AVAILABLE INFORMATION.................................................5


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................5


DISTRIBUTION REINVESTMENT PLAN........................................6


Use Of Proceeds.......................................................12


EXPERTs...............................................................12


INTERESTs OF NAMED EXPERTS AND COUNSEL................................12

-------------------------------------------------------------------------------

                                     SUMMARY

         The following summary of our Distribution Reinvestment Plan may omit certain information that may be important to you. You should carefully read the entire text of the plan contained in this prospectus before you decide to participate in the plan.

Enrollment:                You can participate in the plan if you currently own
                           at least 100 shares of our common stock by completing and submitting an authorization form which accompanies this prospectus or may be obtained from the plan's administrator, American Stock Transfer &
                           Trust Company.

Reinvestment of
Dividends:                 You can reinvest any cash dividends paid on all or a
                           portion of your shares of our common stock without paying any fees. You must elect to reinvest the dividends on a minimum of 100 shares of our common stock. Except for the restrictions contained in our certificate of incorporation, as amended, on transfer and ownership of shares of our common stock, the reinvestment of any cash dividends paid on your shares of our common stock is not subject to a maximum limit.

Administration:            American Stock Transfer & Trust Company, transfer
                           agent for our common stock, initially will serve as the administrator of the plan. You should send all correspondence with the Administrator to: American
                           Stock Transfer & Trust Company, P.O. Box 922, Wall
                           Street Station, New York, NY 10269-0560. You may call the Administrator at 888-888-0144, or you can send a written request by facsimile to 718-234-1440. If you are inquiring about enrollments, termination, sale of shares or if you desire to view your account balance, you may log onto the Administrator's website at www.amstock.com.

Source of Common
Stock: Shares of our common stock purchased by the Admini-strator under the plan will come from our legally authorized but unissued shares of common stock.

Purchase Price: Under the plan, the purchase price for common stock that the Administrator purchases directly from us will equal 95% of the average of the high and low sales prices for our common stock on the reinvestment date.

                           Participants will incur no brokerage commissions, service charges or other expenses in connection with purchases of shares of our common stock under the plan. All costs of administration of the plan will be paid by us.

Tracking Your
Investment:                You will receive periodic statements of the
                           transactions made in your plan account. These statements will provide you with details of the transactions and will indicate the share balance in your plan account.


                                 THE CORPORATION

         We are a self-administered and self-managed real estate investment trust. We acquire, own and manage a geographically diversified portfolio of retail, industrial, office, movie theater and other properties, a substantial portion of which are under long-term leases. Substantially all of our leases are "net leases", under which the tenant is responsible for real estate taxes, insurance and ordinary maintenance and repairs.

         We were incorporated under the laws of the State of Maryland on December 20, 1982. Our principal executive offices are located at 60 Cutter Mill Road, Great Neck, New York 11021 and our telephone number is (516) 466-3100. Our website is www.onelibertyproperties.com. The information contained on our website is not part of this prospectus and you should not rely on it in deciding whether to invest in our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

                              AVAILABLE INFORMATION

         We are subject to the information reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act") and accordingly file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Members of the public may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains materials we file electronically with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this prospectus. The following documents filed by us with the SEC, Commission File No. 001-09279, are incorporated by reference in this prospectus and shall be deemed to be a part of this prospectus:

(1) Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 15, 2004.

(2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed on May 10, 2004.

(3) Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed on August 9, 2004.

(4) The "Description of Capital Stock" section of our registration statement on Form 8-A filed on September 18, 1989 and the "Description of Securities" section of the Prospectus Supplement dated October 27, 2003 to our registration statement on Form S-3 filed on October 2, 2003.

         Current Reports on Form 8-K furnished under Item 9 and under Item 12 of Form 8-K are not incorporated by reference in this prospectus.

         All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated by reference in this prospectus and shall be deemed to be a part of this prospectus from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document or report that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus.

         Requests for such documents should be addressed in writing or by telephone to:

                  Secretary
                  One Liberty Properties, Inc.
                  60 Cutter Mill Road
                  Great Neck, New York  11021
                  (516) 466-3100

                         DISTRIBUTION REINVESTMENT PLAN

1.       Purpose

         The purpose of the plan is to provide eligible owners of common stock with a simple and convenient method of investing distributions paid in cash ("cash distributions") in additional shares of our common stock at a discount from current market value and without payment of any brokerage commissions or service charges. Shares of common stock will be purchased directly from us. No shares will be purchased for the plan in the open market.

2.       Eligibility

         For administrative purposes, only stockholders of record who own at least 100 shares of common stock in their own name are eligible to participate in the plan. Beneficial owners of common stock who wish to participate with respect to shares that are registered on our stockholder records in the names of brokers, banks or other nominees that do not have procedures in place that are satisfactory to us for their customers to participate in dividend reinvestment plans should either (a) arrange for the transfer of such shares directly into the names of the beneficial owners, or (b) have their nominees register a separate account for each such participating beneficial owner on our stockholder records. We reserve the right to refuse to permit a broker, bank, nominee or other record holder to participate in the plan if the terms of such participation would, in our judgment, result in an excessive cost or burden to us.

3.       Advantages

A. Participants may have cash distributions on all or a portion of their shares of common stock ("Certificate Shares") automatically reinvested in shares issued under the plan ("Plan Shares").

B.   The  price  of  the  Plan  Shares  purchased  with   reinvestment  of  cash
     distributions  will be 95% of the market  price as more fully  explained in
     Section 8, "Price of Shares."

C. No commissions or service charges will be paid by participants in connection with purchases under the plan.

D. Participants' funds will be fully invested because the plan permits fractions of shares to be credited to a participant's account. Cash distributions on such fractions, as well as on whole shares, will be reinvested in additional shares, and such shares will be credited to a participant's account.

E. Participants will avoid the need for safekeeping of stock certificates for Plan Shares credited to their accounts under the plan.

F. Regular statements reflecting all current activity, including purchases and updated balances and, if applicable, amounts withheld in conformity with any United States income tax requirements, will simplify participants' record keeping.

4.      Administration

         We have appointed American Stock Transfer & Trust Company, which serves as transfer agent for our common stock, as reinvestment agent (the "Agent") to administer the plan. The Agent will establish on its books a separate account for each participant to which will be credited, as of the close of business on each cash distribution payment date, the number of Plan Shares purchased with the cash distribution which the participant has elected to have reinvested. The Agent will not issue any certificates for Plan Shares unless specifically requested in writing by the participant (See Section 11, "Certificates For Shares") or upon the participant's withdrawal from the plan (See Section 12, "Withdrawal From The Plan") or upon the termination of the plan (See Section 18, "Termination or Modification of the Plan").

5.       Stockholder Participation

         Eligible stockholders (See Section 2, "Eligibility") may join the plan by completing and signing an authorization card and returning it to the Agent; provided, however, that we have reserved the right to limit participation in the plan and to terminate and modify the plan as set forth in Sections 17 and 18. When stock is registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders much sign.

         An authorization card either accompanies this prospectus or may be received from the Agent at the following address:

                   American Stock Transfer & Trust Company
                   59 Maiden Lane
                   New York, NY  10038
                   Attention: Dividend Reinvestment Dept.
                   One Liberty Properties Distribution Reinvestment Plan
                   Telephone:  888-888-0144

         Registered stockholders can elect partial reinvestment of cash distributions by signing the authorization card and indicating under "Partial Distribution Reinvestment" the number of shares of common stock on which cash distributions are to be reinvested rather than paid.

         Eligible stockholders may join the plan at any time. If the signed authorization card is received by the Agent prior to the record date for the next cash distribution payment, reinvestment of cash distributions will begin with the next distribution payment date. If the authorization card is received after that date, reinvestment of cash distributions will begin with the next succeeding distribution payment date.

         Once a stockholder has enrolled in the plan, cash distribution reinvestment continues automatically as long as the participant wishes. If there is any subsequent change in the manner in which a participant's name appears on his Certificate Shares, the participant must sign another authorization card to continue participation under the new registration.

         Participants may change their investment options at any time by requesting a new authorization card.

         Cash distributions paid on whole and fractional Plan Shares held for the account of each participant will automatically be reinvested.

6.       Nominees for Beneficial Owners

         Only registered stockholders of common stock may participate in the plan. Beneficial owners of shares of common stock that are held of record by a nominee may participate in the plan only by causing the shares to be transferred directly into their own name or by causing their nominees to register separate accounts on our stockholder records or if their nominees have other procedures in place that are satisfactory to us for their customers to participate in dividend reinvestment plans. In the latter event, the nominee must advise us of the name and address of each beneficial owner on whose behalf such participation is authorized.

         Confirmations of purchases and statements of account under the plan, annual and other reports, and other communications from us will be directed to the registered stockholder at the address shown on our records. We may also elect to send additional copies of reports and various stockholder communications to the underlying beneficial owners.

7.       Purchases

         Purchases will be made for a participant's account effective as of the close of business on the distribution payment date. The number of shares purchased will depend on the amount of a participant's cash distributions and the purchase price per share. A participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to a participant's total amount to be invested divided by the applicable purchase price per share.

8.       Price of Shares

         The purchase price of shares of common stock purchased under the plan with reinvestment of cash distributions will be 95% of the average of the high and low sales prices of our common stock on the New York Stock Exchange on the reinvestment date. The reinvestment date is the ex-dividend date for our common stock, which we expect to be in March, June, September and December of each year for cash distributions payable on common stock in April, July, October and January, respectively. If no shares of common stock trade on the ex-dividend date, the price will be based on the mean between the high bid and high asked price on that date.

9.       Costs

         There are no brokerage fees, commissions or similar charges to participants in connection with purchases under the plan. We will pay all costs of administration of the plan.

10.      Reports to Participants

         As soon as practical after each purchase under the plan, we will provide participants with a statement of their accounts. These statements are the participant's continuing record of current activity plus the cost of their purchases and should be retained for tax purposes. Participants who are stockholders of record will also continue to receive copies of the various other communications sent to stockholders generally, including our annual report, the notice of annual meeting and proxy statement and the information the participant will need for federal income tax return purposes. (See Section 16, "Federal Income Tax Consequences.")

11.       Certificates for Shares

         Shares purchased through the plan will be credited to each participant's account and will be known as Plan Shares. Certificates will not be issued to participants for shares credited to their account unless the participant requests the Agent in writing to do so or unless the participant withdraws from the plan. The number of shares credited to a participant's account under the plan will be shown on the statements of the participant's account. This service eliminates the need for safekeeping by a participant to protect against loss, theft or destruction of stock certificates.

         At any time a participant may request in writing that the Agent send a certificate for, or sell all or part of, the Plan Shares credited to such participant's account. This request should be mailed to the Agent at the address indicated in Section 5. Any remaining whole shares and fractions of shares will continue to be credited to the participant's account. We will pay all fees in connection with sending a certificate. If Plan Shares are sold by the Agent at the request of a participant, the participant must pay any brokers commission and any transaction fee of the Agent.

         Shares credited to a participant's account under the plan may not be pledged or assigned. Any such purported pledge or assignment will be void. If a participant wants to pledge or assign such shares, the participant must request that a certificate for such shares be issued in the participant's name.

         Certificates for fractional shares will not be issued under any circumstances.

         Accounts under the plan are maintained in the name in which Certificate Shares are registered at the time a participant enters the plan. Consequently, certificates for whole shares purchased under the plan will be similarly registered when issued to a participant upon request. A participant who wants these shares registered and issued in a different name, must so indicate in a written request to the Agent at the address indicated in Section 5. The participant will be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements in connection with such registration.

12.      Withdrawal from the Plan

         In order to withdraw from the plan, a participant must notify the Agent in writing prior to the record date of the next cash distribution payment. Such notice should be addressed to the Agent at the address indicated in Section 5.

         Upon withdrawal, a participant will receive a stock certificate for all whole shares held for a participant's account in the plan, plus a check for the value of any fractional shares. The value of a fractional share will be based upon the then current market price.

13.      Stock Dividend, Stock Split or Rights Offering

         Any stock dividend or split shares distributed by us on Plan Shares will be reflected on participants' accounts and will appear on their quarterly statements. Stock dividends or split shares distributed on Certificate Shares will be mailed directly to the participant.

         As soon as practicable after effectiveness of a stock dividend or a stock split, we will send statements to all participants indicating the number of shares of our common stock credited to their account under the plan as a result of the stock dividend or stock split. Participants may receive a certificate for such shares (other than fractional shares) at any time by sending a written request to the Agent at the address indicated in Section 5.

         In the event of a rights offering, a participant will receive rights based upon the total number of Certificate Shares and Plan Shares owned.

14.      Voting of Shares

         All Plan Shares held by us, as well as Certificate Shares, will be voted as each participant directs. A proxy card will be sent to each participant in connection with the annual or any special meeting of stockholders. This proxy will apply to all Certificate Shares registered in each participant's name, if any, as well as to all whole Plan Shares credited to each participant's account. If properly signed, all shares will be voted in accordance with the instructions that each participant gives on the proxy card.

         If no instructions are indicated on a properly signed and returned proxy card, all Certificate Shares, if any, and all whole Plan Shares, will be voted, if permitted by law and/or the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, in accordance with the recommendations of our management. If the proxy card is not returned or is returned unsigned, a participant's shares will be voted only if the participant votes in person or through some other duly authorized representative at the meeting of stockholders.

15.      Sales and Transfers of Shares

         Following the sale by a participant of all Certificate Shares, there will be no cash distributions to be reinvested for such participant with respect to such Certificate Shares. However, the cash distributions on any existing Plan Shares will continue to be reinvested in additional Plan Shares until the Agent receives notice acceptable to the Agent from the participant to terminate the reinvestment account. (See Section 12, "Withdrawal from The Plan.")

         If a participant sells part of the Certificate Shares registered in the participant's name, cash distributions on all remaining Certificate Shares participating in the plan will continue to be reinvested for the participant's account.

         Example: A participant owns 500 shares of common stock and directs us to reinvest the cash distributions of only 250. Cash distributions on 250 shares will be sent to the participant directly, and cash distributions on 250 shares will be reinvested. The participant then sells 100 shares of common stock. The participant will now receive cash distributions directly on 150 shares and cash distributions on the 250 shares will continue to be reinvested.

         We will terminate any stockholder's continued participation in the plan if the total of such stockholder's Certificate Shares and Plan Shares is less than 100.

16.      Federal Income Tax Consequences

         A stockholder who participates in the plan will have somewhat different federal income tax obligations for cash distributions reinvested under the plan than for cash distributions received directly in cash. A participant will be treated as having received a cash distribution equal to the fair market value of the Plan Shares purchased on the distribution payment date. Therefore, because shares purchased with reinvested cash distributions will be purchased for 95% of their market price, the resulting taxable income will be greater than the taxable income that would have resulted from the receipt of the distribution in cash. A participant's tax basis in the distribution shares will be equal to the fair market value of the cash distribution shares credited to the participant's account. As long as we continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), the distribution will be taxable under the provisions of the Code applicable to REITs and their stockholders, pursuant to which (i) distributions will be taxable to stockholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions which are designated as capital gain distributions by us will be taxed as long-term capital gains to stockholders to the extent they do not exceed our net capital gain for the taxable year, (iii) distributions which are not designated as capital gain distributions and which are in excess of our current or accumulated earnings and profits will be treated as a return of capital to the stockholders and reduce the adjusted tax basis of a stockholder's shares (but not below zero), and (iv) distributions treated as a return of capital in excess of a stockholder's adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares.

         Example: We make a quarterly cash distribution which would amount to $330 if the stockholder received it in cash. The stockholder is, instead, a participant in the plan. The average of the high and low sales prices of our common stock on the New York Stock Exchange on the reinvestment date is $22. The $330 cash distribution is reinvested for the participant in Plan Shares at $20.90 per share (95% of $22), with 15.789 shares ($330 divided by $20.90) being credited to the participant's account. The fair market value of these 15.789 shares is $22 each, or $347.35. For federal income tax purposes, we are deemed to have distributed to the participant and the participant is to have received $347.35. This amount will be the tax basis for the 15.789 distribution shares. If the full amount of the distribution paid by us is a distribution of our current or accumulated earnings and profits, then the participant is deemed to have a taxable dividend of $347.35; if only 50% of such distribution is determined to be from our current or accumulated earnings and profits, then $173.675 will be taxable as a distribution to the participant and the remaining $173.675 treated as return of capital or capital gain distribution.

         When a participant receives certificates for Plan Shares previously credited to the participant's account under the plan, the participant will not realize any taxable income; provided, however, that a participant who receives a cash adjustment for a fraction of a share may realize a gain or loss with respect to such fraction. A gain or loss may also be realized by the participant when Plan Shares are sold by the participant. The amount of such gain or loss will be the difference between the amount which the participant realizes for the shares or fraction of a share and the tax basis of the participant in the shares.

         We will comply with all applicable Internal Revenue Service ("IRS") requirements concerning the filing of information returns, and such information will be provided to the participant by a duplicate of that form or in a final statement of account for each calendar year. With respect to participants whose distributors are subject to federal income tax withholding, we will comply with all applicable IRS requirements concerning the withholding of such tax, and the amount of any cash distribution reinvested will, in each case, be after any reduction necessary to comply with the applicable withholding.

         The foregoing is only a summary of the federal income tax consequences of participating in the plan and does not constitute tax advice. Specific questions should be referred to the participant's tax advisor.

17.      Limitations on Participation

         We reserve the right to limit participation in the plan for any reason even if a stockholder is otherwise eligible to participate (See Section 2, "Eligibility"). For example, some stockholders may be residents of jurisdictions in which we determine that we may not legally or economically offer our shares under the plan, and accordingly, residents of such jurisdictions may be precluded from participating in the plan. In addition, we have authority under our Articles of Incorporation to prevent the transfer of shares to any person if the concentration of stock ownership resulting therefrom might jeopardize our continued qualification as a REIT.

18.       Termination or Modification of the Plan

         We reserve the right to terminate or modify the plan at any time with respect to the price to be charged for shares and the minimum and maximum amount to be sold to any participant or participants, specifically reserving the right to exclude any participant for any reason, including such participant's ownership of Certificate Shares and Plan Shares falling below 100 shares and including a reason set forth in Section 17. We will ordinarily give each participant at least 30 days' notice of such termination or modification of the price or other substantive provisions of the plan. We also reserve the right to waive the 100 share limit on eligibility to participate, or other requirements of the plan, in some cases without waiving such limit or requirement generally.

         Upon termination, no further reinvestment of cash distributions will be made for a participant's account, and participants will receive stock certificates for whole Plan Shares held in their accounts and checks for the net proceeds from the sale of any fractional shares, as in the case of a voluntary withdrawal by a participant from the plan. No modification of the plan will affect a participant's right to receive such stock certificate for the participant's whole Plan Shares (and appropriate proceeds for any fractional share) upon a participant's withdrawal from the plan.

         We may also terminate the plan when stockholder participation in the plan is below a minimum level of reinvestment that we may, from time to time, establish as being uneconomic or inefficient to administer.

                                 USE OF PROCEEDS

         We have no basis for estimating either the number of shares of common stock that will ultimately be sold pursuant to the plan or the prices at which such shares will be sold. We intend to add any proceeds we receive from sales of shares pursuant to the plan to our general funds to be available for general corporate purposes, including, but not limited to, the acquisition of additional properties as suitable opportunities arise. We are unable to estimate the amount of the proceeds that will be devoted to any specific purpose.

                                     EXPERTS

         Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual report on Form 10-K for the year ended December 31, 2003 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the common stock offered hereby will be passed upon for us by Brinberg and Lundy, Great Neck, New York. Mr. Brinberg is our Senior Vice President and Mr. Lundy is our Vice President and Secretary. Messrs. Brinberg and Lundy are shareholders and may participate in our Distribution Reinvestment Plan.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Officers and Directors.

         The registrant's charter obligates it to indemnify its directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The registrant's charter provides for elimination of the liability of its directors and officers to the registrant or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

Item 16. Exhibits.

         See the index to exhibits, which is incorporated herein by reference.

Item 17. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck Plaza, State of New York on September 10, 2004.

                                   ONE LIBERTY PROPERTIES, INC.
                                   Registrant

                                   By: /s/ Jeffrey Fishman
                                   Jeffrey Fishman
                                   President and Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Jeffrey Fishman, Mark H. Lundy and David W. Kalish, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on September 10, 2004.

            (Signature)                          (Title)

     /s/ Fredric H. Gould
     --------------------
         Fredric H. Gould                 Chairman of the Board of Directors

     /s/ Jeffrey Fishman
     -------------------
         Jeffrey Fishman                  President and Chief Executive Officer
                                          (principal executive officer)

     /s/ Joseph A. Amato
     -------------------
         Joseph A. Amato                  Director


     /s/ Charles Biederman                Director
     ----------------------
         Charles Biederman

     /s/ James J. Burns                   Director
     ----------------------
         James J. Burns

     /s/ Joseph A. DeLuca                 Director
     ----------------------
         Joseph A. DeLuca

     /s/ Matthew Gould                    Director
     ----------------------
         Matthew Gould

     /s/ Jeffrey Gould                    Director
     ----------------------
         Jeffrey Gould

     /S/ J. Robert Lovejoy                Director
     ---------------------
         J. Robert Lovejoy

     /s/ Marshall Rose                    Director
     -----------------------
         Marshall Rose

     /s/ Patrick Callan Jr.               Director
     -----------------------
         Patrick Callan Jr.

     /s/ David W. Kalish
     ----------------------
         David W. Kalish                 Senior Vice President and Chief
                                         Financial Officer
                                         (principal accounting officer)

                                INDEX TO EXHIBITS


Exhibit No.               Description of Exhibit

4.1*                      Form of Common Stock Certificate
5.1**                     Opinion of Brinberg and Lundy
23.1                      Consent of Brinberg and Lundy (included in its opinion
                          filed as Exhibit 5.1 hereto)
23.2                      Consent of Ernst & Young LLP, independent auditors
24.1                      Powers of Attorney (included on the signature page
                          of this Registration Statement)

   * Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-2, Registration No. 333-86850, declared effective on May 24, 2002 and incorporated herein by reference.

   **    Previously filed as an Exhibit to this Registration Statement on
   Form S-3, Registration No. 333-04149.

                                  EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of One Liberty Properties, Inc. (the "Company") for the registration of 161,570 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 2004 with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.





   New York, New York
   September 10, 2004